UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014 (June 26, 2014)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers
On June 26, 2014, following the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) increased the number of directors from ten to eleven in accordance with Section 2.02(C) of Peoples' Code of Regulations, and elected David F. Dierker to fill the vacancy created by the increase. Mr. Dierker was elected as a director in the class whose terms expire at the 2016 Annual Meeting of Shareholders of Peoples. The Peoples Board of Directors also appointed Mr. Dierker to serve on the Risk, Audit, Governance and Nominating and Compensation Committees of the Peoples Board effective June 26, 2014.
At the June 26, 2014 meeting of the Board of Directors of Peoples Bank, National Association, the national bank subsidiary of Peoples (“Peoples Bank”), Mr. Dierker was elected as a member of the Peoples Bank Board.
In his capacity as a nonemployee director of Peoples and Peoples Bank, Mr. Dierker will receive compensation on the same basis as the other non-employee directors receive for their service on the Peoples and Peoples Bank Boards. In addition, in his capacity as a member of the Risk, Audit, Governance and Nominating and Compensation Committees of Peoples, Mr. Dierker will receive compensation on the same basis as the other members of those committees receive for their service on the respective committees.
Mr. Dierker is the former Chief Administrative Officer of SunTrust Banks, Inc. ("SunTrust"), headquartered in Atlanta, Georgia. He retired from SunTrust in 2013. Peoples has determined that neither Mr. Dierker nor any of his immediate family members has had (or proposes to have) a direct or indirect transaction in which Peoples or any of Peoples' subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K.
A copy of the press release announcing Mr. Dierker's election to the Peoples Board of Directors is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable

d) Exhibits
See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	July 2, 2014	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99	News Release issued by Peoples Bancorp Inc. on July 2, 2014